Exhibit 99.1

New Analyst Coverage Initiated on SideChannel

Cybersecurity Innovator SideChannel Gains Wall Street Attention

WORCESTER, MA / ACCESSWIRE / January 9, 2024 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leading provider of cybersecurity services and technology to emerging and middle market companies, today announced that Trickle Research has initiated research coverage of SideChannel with a 12-24 month price target of $0.18.

According to Trickle Research, “SideChannel is addressing the underserved mid-market segment of the cybersecurity industry, which we believe represents an opportunity for outsized growth. SideChannel’s unique ‘easy button’ approach to cybersecurity could gain significant traction among mid-market companies that often lack resources and expertise to combat today’s sophisticated cyber threats.”

SideChannel’s mission is to make enterprise-class cybersecurity accessible for mid-market and emerging companies. SideChannel offers a range of managed security services, security operations center solutions, and easy-to-deploy security technologies, such as Enclave, that provide customers with a simplified approach to cybersecurity.

Brian Haugli, CEO, said, “We are thrilled to gain the attention and support of Trickle Research. Their analysis validates our view that mid-market companies are underserved, and SideChannel is well positioned to capture this opportunity with our innovative, easy-to-use cybersecurity solutions and highly attentive customer service model.

According to Trickle Research, the global cybersecurity market is between $150 billion and $200 billion, with the fastest growth coming from managed security services and security operations centers. “SideChannel is targeting a niche within cybersecurity that should afford an opportunity for above average growth over the coming years. With a subscription-based business model and a focus on high-touch customer service, SideChannel also exhibits a highly scalable platform with a visible path to profitability, in our view,” the report said.

The full report published by Trickle Research can be accessed by clicking here.

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, the Company delivers comprehensive cybersecurity plans through a series of actions branded, SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent, and technological tools to offer layered defense strategies supported by battle-tested processes.

SideChannel also offers Enclave; a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

Investors and shareholders are encouraged to receive to press releases and industry updates by subscribing to the investor email newsletter and following SideChannel on X and LinkedIn.

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk

ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects, subject to the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act and otherwise. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SDCH’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Forms 10-K, 10-Q and 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.